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                                                               EXHIBIT 10.17(b)



SECOND
VARIATION
AGREEMENT


between

NYNEX CABLECOMMS LIMITED


and

JOHN F. KILLIAN


and

NYNEX CABLECOMMS GROUP PLC and
NYNEX CABLECOMMS GROUP INC.


DATED 1 October, 1996
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THIS AGREEMENT is made the first day of October, 1996

BETWEEN:

(1) NYNEX CableComms Limited (registered in England, No. 2664006) whose registered office is at The Tolworth Tower, Ewell Road, Surbiton, Surrey KT6 7ED (the "Company");

(2) John F. Killian of Five Anchors, 21 Eriswell Crescent, Burwood Park, Walton on Thames, Surrey KT12 5DS (the "Executive"); and

(3) NYNEX CableComms Group PLC (registered in England, No. 3024703) whose registered office is at The Tolworth Tower, Ewell Road, Surbiton, Surrey KT6 7ED ("UK CableComms") and NYNEX CableComms Group Inc., a corporation incorporated under the laws of the State of Delaware, United States of America ("US CableComms") whose principal place of business is The Tolworth Tower, aforesaid.

WHEREAS

(1) The Executive is employed by the Company pursuant to an agreement between the parties hereto dated 15 May 1995, and modified by the Variation Agreement dated 7 December 1995 (the "Contract of Employment"); and

(2)  The parties hereto wish to vary the terms of the Contract of Employment,


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IT IS HEREBY AGREED as follows:

1. Effective 1 October, 1996, Clause 5(C) shall be modified to provide that the Executive shall participate in the following additional Senior Management
Program:

     NYNEX 1987 Restricted Stock Award Plan.

2. Effective 1 October, 1996 the first sentence of Clause 11(B) shall be modified to read as follows:

     (B) The Company may if it so decides terminate this Agreement by paying to the Executive the Clause 18 Severance Amount and by allowing the Executive to retain such rights (if any) as he has to acquire stock pursuant to Clause 6, in lieu of the unexpired proportion of the fixed term or notice entitlement (as specified in Clause 2).

3. Effective 1 October, 1996, Clause 11(C) shall be modified to read as follows:

     (C) Should it so require the Company may instruct the Executive to remain away from work during the remainder of the fixed term or the notice period (as specified in Clause 2), as appropriate, in which case (and whether it is the Executive or the Company, as appropriate, which has given notice) the Executive will be required to comply with any conditions laid down by the Company


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          and whilst on full pay and benefits hereunder during that time the
          Executive will not be permitted to work for any other person firm client corporation or on the Executive's own behalf without the Company's prior written permission and provided further that, if the Executive is entitled to the Clause 18 Severance Amount upon termination of his employment, the Company shall pay such amount to the Executive at the end of the fixed term or notice period, as appropriate.

1.   Effective 1 October, 1996, a new Clause 18 is added to read as follows:

18.  SEVERANCE

     (A) Subject to the provisions of sub-clauses (C), (D), (E), (F), and (G) below, the Executive (or his heirs, as the case may be) shall be entitled to the amount described in sub-clause (B) below in the event that:

          (i) The Executive voluntarily separates from employment with the Company with the consent of the Remuneration Committee of each of UK CableComms and US CableComms (for purposes of this Clause 18, collectively, the "Remuneration Committee");

          (ii) The Executive's employment is terminated by the Company during the initial fixed term or is thereafter terminated by the Company by Notice pursuant to Clause 2(B);


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     (iii)  The Executive dies; or

     (iv) The Executive becomes disabled as defined in the NYNEX Senior Management Long Term Disability and Survivor Protection Plan (the "LTD Plan") and remains disabled for a period described in paragraph 1(b) of section 2 of the LTD Plan.

(B) The Executive (or his heirs, as the case may be) shall be entitled to the sum of (i) and (ii) as follows:

     (i) The monetary value of the Retention Award (as defined in the Second Amendment to Assignment Letter between NYNEX Corporation, NYNEX Worldwide Services Group, Inc. and the Executive, dated October 1,
            1996) granted to the Executive under the NYNEX 1987 Restricted Stock Award Plan. Such value shall be determined as of the Executive's last day of employment, and shall be the mean between the high and low sale prices of the shares which comprise the Retention Award as quoted by the New York Stock Exchange - Composite Transactions listing for the last day of employment, or such other appropriate measurement of fair market value as the Remuneration Committee shall select. If the last day of employment is a non-trading day,
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            then the high and low sale prices for the last trading day prior to such date shall be used.

     (ii) The balance on the Executive's last day of employment in the Executive's phantom Global Balanced Fund Account, as defined by the Remuneration Committee, but in no event shall this balance be less than the amount specified for the Executive as of 1 October, 1996, which amount is $225,000.

     The sum of (i) and (ii) above shall be referred to herein as the "Clause 18 Severance Amount."

(C) Notwithstanding any other provisions hereof, the Clause 18 Severance Amount shall not be payable if:

     (i) The Executive voluntarily separates from service with the Company without the consent of the Remuneration Committee;

     (ii) The Executive's employment with the Company is terminated pursuant to Clause 11(A);

     (iii) The Executive is employed by or offered employment by NYNEX Corporation, any NYNEX Group company, any Group Company, or any successor to any of such
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            companies within sixty days of the date the Executive terminates employment with the Company;

     (iv) The Executive is terminated by the Company as a consequence of the sale or transfer to another party of the stock or assets of the Company or any affiliate of the Company under circumstances where the Executive is hired or offered employment by the purchaser or transferee or its affiliates, successor or assignees within sixty days of the date the Executive is terminated by the Company.

(D) The Executive shall receive the Clause 18 Severance Amount only if he (or his heirs, as the case may be) signs and delivers to the Company a release substantially in the form attached as Exhibit A (with local law revisions, if any, as may be reasonably required by the Company).

(E) In the event that the Executive becomes disabled as described in Clause 18(A)(iv) above, he shall only be entitled to the Clause 18 Severance Amount at the expiration of the period described in paragraph 1(b) of
     Section 2 of the LTD Plan.

(F) If the Executive is employed by or offered employment by NYNEX Corporation, any NYNEX Group company, any
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            Group Company or any successor to any of such entities within the first year following the termination of the Executive's employment with the Company, a pro rata share of the Clause 18 Severance Amount shall be repaid by the Executive to the Company.

     (G) Notwithstanding any other provisions hereof, the terms of Exhibit B shall apply to all payments under this Agreement.

6. Save as varied herein, the provisions of the Contract of Employment shall continue in full force and effect.

AS WITNESS this Agreement has been signed on the date written above.


SIGNED AND DELIVERED            )      /s/ Paul Repp
AS A DEED by the                )
Company                         )

SIGNED AND DELIVERED            )      /s/ John F. Killian
AS A DEED BY JOHN F.            )
KILLIAN in the presence         )
of:                             )

SIGNED AND DELIVERED            )
AS A DEED BY UK CABLECOMMS      )      /s/ Richard W. Blackburn
and by US CABLECOMMS            )      /s/ Richard W. Blackburn
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                                   EXHIBIT A

                       SEPARATION AGREEMENT AND RELEASE

In consideration of the fact that I, _____________________________ (the employee), have voluntarily and of my own free will, elected to resign and accept a payment ("Severance Payment") in the amount of ____________, and that NYNEX Corporation, or its subsidiaries and affiliates (hereinafter "NYNEX Corporation" or "the Company") has agreed to pay me the above amount, I acknowledge and agree to the following:

1. I understand that as of _____________________________ my employment with _____________________________________ (the Company) will cease.

2. I understand that the Severance Payment is being paid as consideration for my signing this Separation Agreement and Release and that these are benefits to which I would not otherwise have been entitled had I not signed this Separation Agreement and Release.

3. I also understand that, pursuant to the Older Workers Benefit Protection Act of 1990, I have the right to consult with an attorney before signing this Separation Agreement and Release, I have 21 days to consider the Release before signing it, and I may revoke the Release within 7 calendar days after signing it.

4. I realize that there are various State and Federal laws that govern my employment relationship with the Company and/or prohibit employment discrimination on the basis of age, color, race, gender, sexual preference/orientation, marital status, national origin, mental or physical disability, religious affiliation or veteran status and that these laws are enforced through the courts and agencies such as the Equal Employment Opportunity Commission, Department of Labor and State Human Rights Agencies. Such laws include, but are not limited to, Title VII of the Civil Rights Act of 1964, as amended, the Age Discrimination in Employment Act of 1967, as amended, the Employee Retirement Income Security Act of 1974, as amended, and the Americans with Disabilities Act of 1990. In consideration of the Severance Payment provided for in this Agreement, I intend to give up any rights I may have under these or any other laws or agreements with respect to my employment and termination of employment at the Company and acknowledge that the Company (including NYNEX Corporation, its subsidiaries and affiliates) has not (a) discriminated against me, (b) breached any express or implied contract with me, or (c) otherwise

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     acted unlawfully toward me.

5. Subject to paragraph 6 herein, on behalf of myself, my heirs, executors, administrators, successors and assigns, I release and discharge NYNEX Corporation, its successors, assigns, subsidiaries, affiliates, directors, officers, representatives, agents and employees and the fiduciaries of any employee benefit plan maintained by any of the foregoing ("Releasees") from any and all claims, including claims for attorney's and experts' fees and costs, charges, actions and causes of action with respect to, or arising out of, my employment or termination of employment with the Company. This includes, but is not limited to, claims arising under contract, federal, state, or local laws prohibiting age, color, race, gender, sexual preference/orientation, marital status, national origin, mental or physical disability, religious affiliation or veteran status or any other forms of discrimination or claims growing out of the Company's termination of its employees. With respect to any charges that have been or may be filed concerning events or actions relating to my employment or the termination of my employment and which occurred on or before the date of this agreement, I additionally waive and release any right I may have to recover in any lawsuit or proceeding brought by me, an administrative agency, or any other person on my behalf or which includes me in any class. If I breach this paragraph, I understand that I will be liable for all expenses, including costs and reasonable attorney's fees, incurred by any Releasee in defending the lawsuit or charge of discrimination, regardless of the outcome. I agree to pay such expenses within thirty (30) calendar days of written demand. This paragraph is not intended to limit me from instituting legal action for the sole purpose of enforcing this Agreement.

6. I understand that this Separation Agreement and Release in no way affects any rights I may have for benefits under the NYNEX Corporation Management Pension Plan or any other applicable NYNEX Corporation benefit plan.

7. In accordance with my existing and continuing obligations to the Company, I have returned or will immediately return to the Company, on or before my termination date, all Company property, including, but not limited to, files, records, computer access codes, computer programs, instruction manuals, business plans, and other property which I prepared or helped to prepare or which came into my possession in connection with my employment with the Company.


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8.   I affirm my obligation to keep all proprietary Company information confidential and not to disclose it to any third party in the future. I understand that the term "proprietary Company information" includes, but is not limited to, technical, marketing, business, financial or other information which constitutes trade secret information or information not available to competitors of the Company, the use or disclosure of which might reasonably be construed to be contrary to the interest of the Company or its subsidiaries or affiliates. I understand that this paragraph does not prevent me from talking with any regulatory or law enforcement agencies.

9.   The construction, interpretation and performance of this Agreement shall
     be governed by the laws of [        ].

10. In the event that any one or more of the provisions contained in this Agreement shall for any reason be held to be unenforceable in any respect under the law of any state or of the United States of America, such unenforceability shall not affect any other provisions of this Separation Agreement and Release, but, with respect only to that jurisdiction holding the provision to be unenforceable, this Separation Agreement and Release shall then be construed as if such unenforceable provision or provisions had never been contained herein.

11. This Separation Agreement and Release contains the entire agreement between the Company and me and fully supersedes any and all prior agreements or understandings pertaining to the subject matter hereof. I represent and acknowledge that in executing this Separation Agreement and Release I have not relied upon any representation or statement not set forth herein made by any of the Releasees or by any of the Releasee's agents, representatives or attorneys with regard to the subject matter of this Separation Agreement and Release.

BY SIGNING THIS SEPARATION AGREEMENT AND RELEASE, I STATE THAT: I HAVE READ IT; I UNDERSTAND IT AND KNOW THAT I AM GIVING UP IMPORTANT RIGHTS; I AGREE WITH EVERYTHING IN IT; I AM AWARE OF MY RIGHT TO CONSULT AN ATTORNEY BEFORE SIGNING IT; AND I HAVE SIGNED IT KNOWINGLY AND VOLUNTARILY.
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_______________________________________
Date




_______________________________________
Employee Signature




_______________________________________
Employee Name Printed






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                                   EXHIBIT B

                              Golden Parachute Cap

     (1) Notwithstanding anything to the contrary contained herein, in the event that any payment received or to be received by the Executive under this Agreement (the "Contract Payment") would, in the opinion of independent tax counsel selected by the Company and reasonably acceptable to the Executive
("Tax Counsel"), be subject to the excise tax (the "Excise Tax") imposed by
Section 4999 of the Code (in whole or part), the Contract Payment shall be reduced (but not below zero) until no portion of such payments would be subject to the Excise Tax. For purposes of this limitation, (i) no portion of such payments the receipt or employment of which the Executive shall have effectively waived in writing shall be taken into account, (ii) only the portion of such payments which in the opinion of Tax Counsel constitute a "parachute payment" within the meaning of Section 280G(b)(2) of the code shall be taken into account, (iii) such payments shall be reduced only to the extent necessary so that such payments would not be subject to the Excise Tax, in the opinion of Tax Counsel and (iv) the value of any noncash benefit or any deferred payment or benefit included in such payments shall be determined in accordance with the principles of Sections 280G(d)(3) and (4) of the Code. The Executive shall be entitled, at any time by written notice to the Company, to reduce the amount of any Contract Payment otherwise payable to him, and to select from among such payments those to be so reduced.

     (2)(i) If it is established pursuant to an opinion of Tax Counsel or a final determination of a court or an Internal Revenue Service proceeding that, notwithstanding the good faith of the Executive and the Company in applying the terms of Section (1) hereof, any Contract Payment paid to the Executive or for his benefit exceeded the limitation contained in Section (1) hereof, then he shall pay to the Company, within five days of receipt of notice of such final determination or opinion, an amount equal to the sum of (A) the excess of the payments paid to him or for his benefit over the maximum payments that should have been paid to or for his benefit taking into account the limitations contained in Section (1) hereof and (B) interest on the amount set forth in clause (A) of this sentence at the applicable federal rate (as defined in Section 1274(d) of the Code) from the date of his receipt of such excess until the date of such payment; provided, however, that he shall not be required to make any payment to the Company pursuant to this Section (2)(i) if such final determination requires the payment by him of an Excise Tax by reason of any Contract Payment or portion thereof.

     (ii) If it is established pursuant to an opinion of Tax Counsel or a final determination of a court or an Internal Revenue Service proceeding that,
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notwithstanding the good faith of the Executive and the Company in applying the terms of Section (1) hereof, any Contract Payment paid to him or for his benefit was in an amount less than the maximum Contract Payment which could be payable to him without such payments being subject to the Excise Tax, then the Company shall pay to him, within five days of receipt of notice of such final determination or opinion, an amount equal to the sum of (A) the excess, if any, of the payments that should have been paid to him or for his benefit over the payments paid to or for his benefit and (B) interest on the amount set forth in clause (A) of this sentence at the applicable federal rate (as defined in Section 1274(d) of the Code) from the date of his non-receipt of such excess until the date of such payment.

     (3) The Company shall pay the Contract Payment at such times as set forth in the applicable paragraph hereof; provided, however, that if the Company in good faith believes that any such payments shall be reduced under the provisions of Section (1) hereof, the Company shall pay to the Executive at such time a good faith estimate of the reduced payments, the computation of which shall be given to him in writing together with a written explanation of the basis for making such adjustment. The Company shall, within thirty days of the otherwise applicable payment date, either (i) pay to the Executive the balance of the payments together with interest thereon at the applicable federal rate (as defined in Section 1274(d) of the Code) or (ii) deliver to him a copy of the opinion of Tax Counsel referred to in Section (1) hereof, as applicable, establishing the amount of the reduced payments over the estimate previously paid on account thereof, together with interest thereon at the applicable federal rate (as defined in Section 1274(d) of the Code).

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